Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 8, 2023, and include the following:

•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment, or renovation project, and that completion of anticipated or ongoing property development, redevelopment, or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 8, 2023.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress Brady	Brenda Pomar
Vice President, Investor Relations	Director, Corporate Communications
301.998.8265	301.998.8316
lbrady@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Announces Operating Results for the Year and Quarter Ended December 31, 2022
NORTH BETHESDA, Md. (February 8, 2023) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its year and quarter ended December 31, 2022. For the year ended December 31, 2022 and 2021, net income available for common shareholders was $4.71 per diluted share and $3.26 per diluted share, respectively. For the three months ended December 31, 2022 and 2021, net income available for common shareholders was $1.40 per diluted share and $1.44 per diluted share, respectively. For the year ended December 31, 2022 and 2021, Federal Realty reported operating income of $526.4 million and $394.7 million, respectively. For the three months ended December 31, 2022 and 2021, operating income was $155.1 million and $147.5 million, respectively.
Highlights for the full year and fourth quarter include:
•Generated funds from operations available to common shareholders (FFO) per diluted share of $6.32 for the year, compared to $5.57 in 2021. For the fourth quarter, generated FFO per diluted share of $1.58, compared to $1.47 for the fourth quarter 2021.
•Generated comparable property operating income (POI) growth of 5.4% for the fourth quarter and 7.7% for the year 2022.
•Continued robust levels of leasing with 105 signed leases for 415,519 square feet of comparable space in the fourth quarter at a cash basis rollover of 10%, bringing 2022 to a record 475 signed leases for nearly 2 million square feet of comparable space.
•Federal Realty’s portfolio was 92.8% occupied and 94.5% leased, representing year-over-year increases of 170 basis points and 90 basis points, respectively and 70 basis points and 20 basis point increases, respectively quarter-over-quarter.
•Small shop leased rate was 90.0% as of quarter end representing an increase of 260 basis points year over year and the highest small shop leased rate since first quarter 2017.
•Sold one property for a total sales price of $67.5 million in the fourth quarter, bringing the 2022 total gross disposition proceeds to $136.2 million.
•Introduced 2023 earnings per diluted share guidance of $2.59 to $2.79 and 2023 FFO per diluted share guidance of $6.38 to $6.58.

“2022 ended with a very strong fourth quarter and the first weeks of 2023 look to continue that momentum,” said Donald C. Wood, Federal Realty’s Chief Executive. “We’re more than a year ahead of where we thought we’d be in recovering from the depths of the pandemic in terms of leasing, occupancy and bottom line earnings in large part due to the remarkable resiliency of the markets and sub markets where our high quality retail destinations are located.”
Financial Results
Net Income
For the full year 2022, Federal Realty reported net income available for common shareholders of $377.5 million and earnings per diluted share of $4.71. This compares to net income available for common shareholders of $253.5 million and earnings per diluted share of $3.26 for the full year 2021.
For the fourth quarter 2022, net income available for common shareholders was $113.7 million and earnings per diluted share was $1.40 versus $112.9 million and $1.44, respectively, for the fourth quarter 2021.
FFO
For the full year 2022, Federal Realty generated funds from operations available for common shareholders (FFO) of $509.2 million, or $6.32 per diluted share. This compares to FFO of $434.7 million, or $5.57 per diluted share for the full year 2021.
For the fourth quarter 2022, FFO was $129.0 million, or $1.58 per diluted share, compared to $115.8 million, or $1.47 per diluted share for the fourth quarter 2021.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.
Operational Update
Occupancy
The portfolio was 92.8% occupied as of December 31, 2022, an increase of 170 basis points year-over-year and 70 basis points over the third quarter 2022. The portfolio was 94.5% leased as of December 31, 2022, an increase of 90 basis points year-over-year and 20 basis points over the third quarter 2022.
Additionally, our comparable residential properties were 96.3% leased as of December 31, 2022.
Leasing Activity
For the full year 2022, Federal Realty signed 497 leases for 2,047,508 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty signed 475 leases for 1,984,887 square feet at an average rent of $37.30 per square foot compared to the average contractual rent of $35.21 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 6%, 15% on a straight-line basis.
During the fourth quarter 2022, Federal Realty signed 110 leases for 425,159 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty signed 105 leases for

415,519 square feet at an average rent of $43.52 per square foot compared to the average contractual rent of $39.60 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 10%, 21% on a straight-line basis.
Transaction Activity
In 2022, Federal Realty acquired 4 properties which total 1.0 million square feet for a gross value of $443.1 million. Additionally, Federal Realty bought a 47.5% net interest in an unconsolidated joint venture that owns two shopping centers totaling 617,000 square feet for a combined price of $58.9 million.
Subsequent to quarter end, Federal Realty acquired the remaining portions of Huntington Square, East Northport, New York, for $35.5 million. The acquisition included a 180,000 square foot parcel and the entire fee interest of the property giving us full control of the entirety of this 255,000 square foot property located in the heart of Suffolk County's retail corridor.
In the fourth quarter, Federal Realty sold one property for a total sales price of $67.5 million, bringing the 2022 total gross proceeds to $136.2 million for the disposition of 3 non-core assets, a parcel of land and a portion of one property.
Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees declared a regular quarterly cash dividend of $1.08 per common share, resulting in an indicated annual rate of $4.32 per common share. The regular common dividend will be payable on April 17, 2023 to common shareholders of record as of March 13, 2023.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on April 17, 2023 to shareholders of record as of April 3, 2023.
Guidance
Federal Realty introduced 2023 guidance for earnings per diluted share of $2.59 to $2.79 and 2023 FFO per diluted share of $6.38 to $6.58.
Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its fourth quarter 2022 earnings conference call, which is scheduled for Wednesday, February 8, 2023 at 5:00 PM ET. To participate, please call 1-877-407-9208 five to ten minutes prior to the call start time and use the passcode 13734846 (required). The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through February 22, 2023 by dialing 1-844-512-2921; Passcode: 13734846.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail-based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty’s mission is to deliver long-term, sustainable growth through investing in communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 103 properties include approximately 3,300 tenants, in 26 million square feet, and approximately 3,000 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 55 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.
Safe Harbor Language
Certain matters discussed within this Press Release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 8, 2023, and include the following:
•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire or to fill existing vacancy;
•risks that we may not be able to proceed with or obtain necessary approvals for any development, redevelopment, or renovation project, and that completion of anticipated or ongoing property development, redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital, or if the costs of capital we obtain are significantly higher than historical levels;
•risks associated with general economic conditions, including inflation and local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Press Release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 8, 2023.

Federal Realty Investment Trust
Consolidated Income Statements
December 31, 2022
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$279,776	$253,888	$1,073,292	$948,842
Mortgage interest income	281	266	1,086	2,382
Total revenue	280,057	254,154	1,074,378	951,224
EXPENSES
Rental expenses	62,769	56,647	228,958	198,121
Real estate taxes	33,196	30,224	127,824	118,496
General and administrative	13,590	14,499	52,636	49,856
Depreciation and amortization	79,165	77,816	302,409	279,976
Total operating expenses	188,720	179,186	711,827	646,449

Gain on deconsolidation of VIE	—	—	70,374	—
Gain on sale of real estate and change in control of interest	63,760	72,522	93,483	89,950

OPERATING INCOME	155,097	147,490	526,408	394,725

OTHER INCOME/(EXPENSE)
Other interest income	585	108	1,072	809
Interest expense	(38,282)	(32,187)	(136,989)	(127,698)
Income from partnerships	292	1,331	5,170	1,245
NET INCOME	117,692	116,742	395,661	269,081
Net income attributable to noncontrolling interests	(1,999)	(1,806)	(10,170)	(7,583)
NET INCOME ATTRIBUTABLE TO THE TRUST	115,693	114,936	385,491	261,498
Dividends on preferred shares	(2,008)	(2,011)	(8,034)	(8,042)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$113,685	$112,925	$377,457	$253,456

EARNINGS PER COMMON SHARE, BASIC:
Net income available for common shareholders	$1.40	$1.45	$4.71	$3.26
Weighted average number of common shares	80,966	77,536	79,854	77,336
EARNINGS PER COMMON SHARE, DILUTED:
Net income available for common shareholders	$1.40	$1.44	$4.71	$3.26
Weighted average number of common shares	81,613	78,556	80,508	77,368

Federal Realty Investment Trust
Consolidated Balance Sheets
December 31, 2022
	December 31,	December 31,
	2022	2021
	(in thousands, except share and per share data)

ASSETS
Real estate, at cost
Operating (including $1,997,583 and $2,207,648 of consolidated variable interest entities, respectively)	$9,441,945	$8,814,791
Construction-in-progress (including $8,477 and $18,752 of consolidated variable interest entities, respectively)	662,554	607,271
	10,104,499	9,422,062
Less accumulated depreciation and amortization (including $362,921 and $389,950 of consolidated variable interest entities, respectively)	(2,715,817)	(2,531,095)
Net real estate	7,388,682	6,890,967
Cash and cash equivalents	85,558	162,132
Accounts and notes receivable, net	197,648	169,007
Mortgage notes receivable, net	9,456	9,543
Investment in partnerships	145,205	13,027
Operating lease right of use assets	94,569	90,743
Finance lease right of use assets	45,467	49,832
Prepaid expenses and other assets	267,406	237,069
TOTAL ASSETS	$8,233,991	$7,622,320
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $191,827 and $335,301 of consolidated variable interest entities, respectively)	$320,615	$339,993
Notes payable, net	601,077	301,466
Senior notes and debentures, net	3,407,701	3,406,088
Accounts payable and accrued expenses	190,340	235,168
Dividends payable	90,263	86,538
Security deposits payable	28,508	25,331
Operating lease liabilities	77,743	72,661
Finance lease liabilities	67,660	72,032
Other liabilities and deferred credits	237,699	206,187
Total liabilities	5,021,606	4,745,464
Commitments and contingencies
Redeemable noncontrolling interests	178,370	213,708
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $0.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 392,878 and 399,896 shares issued and outstanding, respectively	9,822	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 81,342,959 and 78,603,305 shares issued and outstanding, respectively	818	790
Additional paid-in capital	3,821,801	3,488,794
Accumulated dividends in excess of net income	(1,034,186)	(1,066,932)
Accumulated other comprehensive income (loss)	5,757	(2,047)
Total shareholders’ equity of the Trust	2,954,012	2,580,602
Noncontrolling interests	80,003	82,546
Total shareholders’ equity	3,034,015	2,663,148
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,233,991	$7,622,320

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
December 31, 2022
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$117,692	$116,742	$395,661	$269,081
Net income attributable to noncontrolling interests	(1,999)	(1,806)	(10,170)	(7,583)
Gain on deconsolidation of VIE	—	—	(70,374)	—
Gain on sale of real estate and change in control of interest	(63,760)	(72,464)	(93,483)	(89,892)
Depreciation and amortization of real estate assets	70,582	68,941	266,741	243,711
Amortization of initial direct costs of leases	8,139	5,924	27,268	26,051
Funds from operations	130,654	117,337	515,643	441,368
Dividends on preferred shares (2)	(1,875)	(1,875)	(7,500)	(8,042)
Income attributable to downREIT operating partnership units	699	731	2,810	2,998
Income attributable to unvested shares	(445)	(427)	(1,797)	(1,581)
FFO	$129,033	$115,766	$509,156	$434,743
Weighted average number of common shares, diluted (2)(3)	81,707	78,556	80,603	78,072
FFO per diluted share (3)	$1.58	$1.47	$6.32	$5.57

Dividends and Payout Ratios
Regular common dividends declared	$87,844	$84,116	$344,711	$332,116
Dividend payout ratio as a percentage of FFO	68%	73%	68%	76%

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$72,531	$82,906	$288,518	$366,045
Tenant improvements and incentives	23,993	15,346	79,140	50,978
Total non-maintenance capital expenditures	96,524	98,252	367,658	417,023
Maintenance capital expenditures	11,981	6,373	35,910	17,108
Total capital expenditures	$108,505	$104,625	$403,568	$434,131

Noncontrolling Interests Supplemental Information (4)
Property operating income (1)	$3,339	$3,828	$16,931	$14,290
Gain on sale of real estate, net	—	59	—	59
Depreciation and amortization	(1,873)	(2,371)	(8,405)	(7,926)
Interest expense	(166)	(440)	(1,166)	(1,838)
Net income	$1,300	$1,076	$7,360	$4,585
Notes:
1)See Glossary of Terms.
2)For the three months and year ended December 31, 2022 and the three months ended December 31, 2021, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and are included in "weighted average common shares, diluted."
3)For the three months and year ended December 31, 2021, the weighted average common shares used to compute FFO per diluted common share includes downREIT operating partnership units that were excluded from the computation of diluted EPS. Conversion of these operating partnership units is dilutive in the computation of FFO per diluted share, but is anti-dilutive for the computation of dilutive EPS for these periods.
4)Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to downREIT operating partnership units."

Federal Realty Investment Trust
Components of Rental Income and Other Information
December 31, 2022

Components of Rental Income (1)	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in thousands)
Minimum rents (2)
Commercial	$180,746	$170,857	$700,517	$657,653
Residential	25,482	22,556	98,233	82,467
Cost reimbursements	53,401	47,692	200,393	179,202
Percentage rents	6,156	3,718	18,803	9,259
Other (3)	12,637	11,068	51,374	43,354
Collectibility related impact (4)	1,354	(2,003)	3,972	$(23,093)
Total rental income	$279,776	$253,888	$1,073,292	$948,842
Notes:
1)All income from tenant leases is reported as a single line item called "rental income." We have provided the above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.
2)Minimum rents include the following:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in millions)

Straight-line rents	$3.9	$5.3	$18.3	$18.2
Amortization of in-place leases	$3.0	$2.5	$11.1	$8.7
3)For the year ended December 31, 2021, other rental income includes a $2.8 million net lease termination fee related to a tenant who vacated early in Q2 2021; the $2.8 million is net of the write-off of $8.8 million of a straight-line rent receivable.
4)For the three months and year ended December 31, 2022, our collectability related impact includes the collection of approximately $2 million and $9 million, respectively, of prior period rents which were contractually deferred or payment re-negotiated specifically related to the COVID-19 pandemic, and is partially offset by less than $1 million and approximately $4 million related to the abatement of contractual rents due to COVID-19 for the three months and year ended December 31, 2022, respectively, and cash basis tenants who did not make full contractual rent payments.

Information on Cash Basis Tenants (5)	As of December 31, 2022
	Total	% Recognized on a Cash Basis
Active commercial tenant leases	3,261	31%
Annualized base rent from commercial tenants (in millions) (6)	$727	25%
Notes:
5)Tenants are recognized on a cash basis of accounting when we determine collection of substantially all lease payments during the lease term is not considered probable; revenue is then limited to the lesser of revenue recognized under accrual accounting or cash received. Our full revenue recognition policy with respect to leases can be found in Note 2 of our December 31, 2022 Annual Report on Form 10-K.
6)See Glossary of Terms. Includes our 77.7% pro-rata share of Escondido Promenade
COVID-19 Related Rent Deferrals

Cumulative contractual rent deferred (in millions) (7)	$48
Cumulative deferral payments collected through December 31, 2022 (in millions) (8)	$35
Notes:
7)Total contractual rent for April 2020 through December 2022 that has been deferred pursuant to modification agreements signed through December 31, 2022. Accrual basis tenants comprise approximately 50% of this cumulative deferred rent for executed agreements in place as of December 31, 2022.
8)Deferral payments collected to date represent approximately 90% of the amounts agreed to be repaid by December 31, 2022.

Federal Realty Investment Trust
Comparable Property Information
December 31, 2022

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q4 include: Assembly Row Phase 3, CocoWalk, Darien Commons, Huntington Shoping Center, Pike & Rose Phase 3, Willow Grove Shopping Center, and all properties acquired, disposed of, or deconsolidated from Q4 2021 to Q4 2022. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period. The amounts shown below for the years ended December 31, 2022 and 2021 reflect the summation of our reported quarterly results.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended			Year Ended
	December 31,			December 31,
	2022	2021		2022	2021
	(in thousands)
Operating income	$155,097	$147,490		$526,408	$394,725
Add:
Depreciation and amortization	79,165	77,816		302,409	279,976
General and administrative	13,590	14,499		52,636	49,856
Gain on deconsolidation of VIE	—	—		(70,374)	—
Gain on sale of real estate and change in control of interest	(63,760)	(72,522)		(93,483)	(89,950)
Property operating income (POI)	184,092	167,283		717,596	634,607
Less: Non-comparable POI - acquisitions/dispositions	(6,749)	(3,329)		(30,936)	(12,285)
Less: Non-comparable POI - redevelopment, development & other	(12,416)	(7,531)		(40,019)	(22,043)
Comparable property POI	$164,927	$156,423		$646,641	$600,279

Additional information regarding the components of Comparable Property POI
	Three Months Ended			Year Ended
	December 31,			December 31,
	2022	2021	% Change	2022	2021	% Change
	(in thousands)
Rental income	$246,793	$233,181		$953,668	$891,015

Rental expenses	(51,994)	(48,862)		(192,472)	(179,463)
Real estate taxes	(29,872)	(27,896)		(114,555)	(111,273)
	(81,866)	(76,758)		(307,027)	(290,736)

Comparable property POI	$164,927	$156,423	5.4%	$646,641	$600,279	7.7%

Comparable Property - Summary of Capital Expenditures (1)
	Three Months Ended			Year Ended
	December 31,			December 31,
	2022	2021		2022	2021
	(in thousands)			(in thousands)
Redevelopment and tenant improvements and incentives	$40,458	$43,229		$145,519	$131,857
Maintenance capital expenditures	11,947	5,527		35,179	15,635
	$52,405	$48,756		$180,698	$147,492

Comparable Property - Occupancy Statistics (2)
				At December 31,
				2022	2021
GLA - comparable commercial properties				23,727,000	23,571,000
Leased % - comparable commercial properties				94.3%	93.9%
Occupancy % - comparable commercial properties				92.5%	91.4%
Notes:
1)See page 9 for "Summary of Capital Expenditures" for our entire portfolio.
2)See page 27 for entire portfolio occupancy statistics.

Federal Realty Investment Trust
Market Data
December 31, 2022
	December 31,
	2022	2021
	(in thousands, except per share data)
Market Data
Common shares outstanding and downREIT operating partnership units (1)	81,988	79,270
Market price per common share	$101.04	$136.32
Common equity market capitalization including downREIT operating partnership units	$8,284,068	$10,806,086

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	$25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	393	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$9,825	$10,000

Equity market capitalization	$8,443,893	$10,966,086

Total debt	$4,329,393	$4,047,547
Less: cash and cash equivalents	(85,558)	(162,132)
Total net debt (3)	$4,243,835	$3,885,415

Total market capitalization	$12,687,728	$14,851,501

Total net debt to market capitalization at market price per common share	33%	26%

Total net debt to market capitalization at a constant common share price of $136.32	27%	26%

Notes:
1)Amounts include 644,554 and 666,831 downREIT operating partnership units outstanding at December 31, 2022 and 2021, respectively.
2)These shares, issued March 8, 2007, are unregistered.
3)Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet.

Federal Realty Investment Trust
Summary of Outstanding Debt
December 31, 2022
	As of December 31, 2022
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (8)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Azalea	11/1/2025	3.73%	$40,000
Bell Gardens	8/1/2026	4.06%	11,835
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings) (2)	12/15/2029	LIBOR + 1.95%	55,060
Various Hoboken (14 Buildings)	Various through 2029	Various (3)	30,876
Chelsea	1/15/2031	5.36%	4,446
Subtotal			322,317
Net unamortized debt issuance costs and premium			(1,702)
Total mortgages payable, net			320,615		4.02%

Notes payable
Term Loan (4)	4/16/2024	SOFR + 0.85%	600,000
Revolving Credit Facility (4)(5)	4/5/2027	SOFR + 0.775%	—
Various	Various through 2059	Various (6)	2,957
Subtotal			602,957
Net unamortized debt issuance costs			(1,880)
Total notes payable, net			601,077		5.40%	(9)

Senior notes and debentures
Unsecured fixed rate
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	600,000
1.25% notes	2/15/2026	1.25%	400,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.63%	250,000
Subtotal			3,419,200
Net unamortized debt issuance costs and premium			(11,499)
Total senior notes and debentures, net			3,407,701		3.49%

Total debt, net			$4,329,393	(7)

Total fixed rate debt, net			$3,731,234	86%	3.54%
Total variable rate debt, net			598,159	14%	5.39%	(9)
Total debt, net			$4,329,393	100%	3.79%	(9)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Operational Statistics
Ratio of EBITDAre to combined fixed charges and preferred share dividends (10)	3.7x	3.9x	4.0x	3.6x

Notes:
1)Mortgages payable does not include our share of debt on our unconsolidated real estate partnerships. At December 31, 2022, our share of unconsolidated debt was approximately $62.2 million. At December 31, 2022, our noncontrolling interests' share of mortgages payable was $15.7 million.
2)We have two interest rate swap agreements that fix the interest rate on the mortgage loan at 3.67%.
3)The interest rates on these mortgages range from 3.91% to 5.00%.
4)Our revolving credit facility SOFR loans bear interest at Daily Simple SOFR or Term SOFR as defined in the credit agreement and our term loan bears interest at Term SOFR, plus 0.10%, plus a spread, based on our current credit rating.
5)The maximum amount drawn under our $1.25 billion revolving credit facility during the three months and year ended December 31, 2022 was $291.0 million and $330.0 million, respectively. The weighted average interest rate on borrowings under our credit facility, before amortization of debt fees, for the three months and year ended December 31, 2022 was 4.3% and 3.2%, respectively.
6)The interest rates on these notes payable range from 3.00% to 11.31%.
7)The weighted average remaining term on our mortgages payable, notes payable, and senior notes and debentures is approximately 7 years.
8)The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 9.
9)The weighted average effective interest rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.
10)Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDAre is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
December 31, 2022
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (4)
	(in thousands)
2023	$3,893	$275,000		$278,893		6.4%	6.4%	3.0%
2024	3,970	1,200,000	(1)	1,203,970		27.7%	34.1%	4.5%
2025	3,750	44,298		48,048		1.1%	35.2%	3.9%
2026	3,066	452,450		455,516		10.5%	45.7%	2.1%
2027	2,633	690,682	(2)	693,315		16.0%	61.7%	3.8%	(5)
2028	2,509	—		2,509		0.1%	61.8%	5.4%
2029	2,327	458,105		460,432		10.6%	72.4%	3.3%
2030	681	400,000		400,681		9.2%	81.6%	3.7%
2031	110	—		110		—%	81.6%	5.9%
2032	—	—		—		—%	81.6%	—%
Thereafter	—	801,000		801,000		18.4%	100.0%	4.2%
Total	$22,939	$4,321,535		$4,344,474	(3)	100.0%

Notes:
1)Our $600.0 million term loan matures on April 16, 2024, plus two one-year extensions at our option.
2)Our $1.25 billion revolving credit facility matures on April 5, 2027, plus two six-month extensions at our option. As of December 31, 2022, there was no balance outstanding under this credit facility.
3)The total debt maturities differ from the total reported on the consolidated balance sheet due to the debt issuance costs and unamortized net premium/discount on certain mortgage loans, notes payable, and senior notes as of December 31, 2022.
4)The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.
5)The weighted average rate excludes $0.9 million in quarterly financing fees and quarterly debt fee amortization on our $1.25 billion revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
December 31, 2022

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)

Impacts of Current Environment:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, and timing of stabilization may be impacted by the current environment, including the impacts of inflation and other items currently affecting the broader economy.

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

Projects Stabilized in 2022
CocoWalk (4)	Coconut Grove, FL	Entire shopping center redevelopment to include: demolition of three story east wing of the property and construction of a 107,000 square foot 5-story office/retail building with 22,000 square feet of retail; complete renovation of the west wing	6%	$97	$95	Stabilized
Azalea	Southgate, CA	Development of a new 3,000 square foot single tenant pad building	7%	$2	$2	Stabilized
Total Projects Stabilized in 2022 (3)(5)			6%	$99	$97

Active Redevelopment Projects
Darien Commons	Darien, CT	Demolition of a 45,000 square foot anchor space to construct 75,000 square feet of new retail space, 122 rental apartments, and 720 parking spaces	6%	$110 - $120	$101	2023
Huntington	Huntington, NY	Demolition of the main two level building consisting of 161,000 square feet of anchor and small shop space to construct 102,000 square feet of new ground-level anchor and small shop retail space	7%	$80 - $85	$41	2024
Lawrence Park	Broomall, PA	Full shopping center redevelopment to include expansion of Main Line Health into vacant lower level space, creation of 17,800 square feet of small shop space converted from vacated anchor space, a new 2,000 square foot bank pad building, and a façade renovation for the entire center	8%	$15	$15	2023
Willow Grove	Willow Grove, PA	Development of a new 17,000 square foot multi-tenant pad building	7%	$11	$1	2024
Flourtown	Flourtown, PA	Development of a new 2,450 square foot bank pad building	7%	$2	$1	2023
Dedham	Dedham, MA	Development of a new 4,000 square foot pad building with drive-thru pre-leased to a restaurant tenant	7%	$2	$1	2023
Total Active Redevelopment Projects (5)			7%	$220 - $235	$160

Active Property Improvement Projects (6)
Various Properties		Ongoing improvements at 25 properties to better position those properties to capture a disproportionate amount of retail demand post-COVID	6% - 13%	$116	$80
Notes:
(1)There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.
(2)Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects generally does not include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property but may for certain property improvement projects.
(3)Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.
(4)CocoWalk has stabilized from an economic perspective during 2022 with a full year of stabilized POI of approximately $11 million in 2023. 2022 has generated approximately 90% of this amount.
(5)All subtotals and totals reflect cost weighted-average ROIs.
(6)Property improvement projects generally consist of façade renovations, site improvements, landscaping, improved outdoor amenity spaces, and other upgrades to improve the overall look and environment of the property. These projects improve overall tenant and customer experiences, improve market rents, drive leasing demand, and/or provide outdoor spaces critical to meeting the needs of the current environment. Returns on these projects are typically seen over one to five years, however, some projects could extend beyond that. Projected ROI range reflects management's best estimate of the long term expected return on cost of these investments.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
December 31, 2022

Impacts of Current Environment:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, and timing of stabilization may be impacted by the current environment, including the impacts of inflation and other items affecting the broader economy.

						Projected POI Delivered
						(as a % of Total)
		Projected	Total	Costs to		For Year Ended December 31, (2)
						Actual	Projected
Property (1)	Opportunity	ROI (2)	Cost (3)	Date		2022	2023	Expected Opening Timeframe
			(in millions)	(in millions)		(as a % of Total)
Assembly Row, Somerville, MA
Phase III	- 277,000 SF of office - 500 residential units - 56,000 SF of retail	6%	$475 - 485	$473		70%	95 - 100%	300,000 SF of commercial space leased Residential units - 95% leased at 12/31/22
Future Phases	- 1.5M SF of commercial - 326 residential units	TBD	TBD

Pike & Rose, North Bethesda, MD
909 Rose Avenue (Phase III)	-212,000 SF of office -7,000 SF of retail	6-7%	$130 - 135	$128	(4)	65%	95 - 100%	Office/retail fully leased
915 Meeting Street (Phase IV)	-266,000 SF of office -10,000 SF of retail	6%	$185 - 200	$96		—	—	157,000 SF of office space pre-leased
Future Phases	- 530,000 SF of commercial - 741 residential units	TBD	TBD

Santana Row, San Jose, CA
Santana West	- 376,000 SF of office	6-7%	$300 - 315	$207		—	—
Future Phases	-321,000 SF of commercial -395 residential units -604,000 SF of commercial across from Santana Row	TBD	TBD

Notes:
(1)Anticipated opening dates, total cost, and projected return on investment (ROI), and projected POI delivered are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost. Actual and projected POI delivered includes straight line rent.
(3)Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project. Phase I of Santana West includes an allocation of infrastructure for the Santana West site.
(4)Federal Realty Investment Trust is leasing 45,000 square feet of office space at a market rent in Pike & Rose Phase III delivered in August 2020. Revenue related to this rent is eliminated in the consolidated financial statements.

Federal Realty Investment Trust
Future Redevelopment Opportunities
December 31, 2022

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Redevelopment Opportunities
Property	Location	Expansion/Conversion (4)	Residential (5)	Mixed Use - Long Term
Assembly Row (1)	Somerville, MA			✓
Bala Cynwyd	Bala Cynwyd, PA		✓	✓
Barracks Road	Charlottesville, VA	✓	✓
Bethesda Row	Bethesda, MD	✓
Camelback Colonnade	Phoenix, AZ		✓
Chelsea Commons	Chelsea, MA	✓
Dedham Plaza	Dedham, MA	✓
Escondido Promenade	Escondido, CA	✓
Fairfax Junction	Fairfax, VA	✓
Federal Plaza	Rockville, MD		✓
Fourth Street	Berkeley, CA	✓
Fresh Meadows	Queens, NY	✓
Friendship Center	Washington, DC	✓
Grossmont Center	La Mesa, CA	✓
Huntington	Huntington, NY	✓
Mercer Mall	Lawrenceville, NJ	✓
Pan Am	Fairfax, VA	✓
Pike & Rose (2)	North Bethesda, MD			✓
Pike 7 Plaza	Vienna, VA	✓		✓
Riverpoint Center	Chicago, IL	✓
Santana Row (3)	San Jose, CA			✓
Santana Row - Santana West (3)	San Jose, CA			✓
The AVENUE at White Marsh	White Marsh, MD		✓
Village at Shirlington	Arlington, VA		✓
Wildwood	Bethesda, MD	✓
Willow Grove	Willow Grove, PA	✓

(1)	Remaining entitlements at Assembly Row after Phase III include approximately 1.5 million square feet of commercial-use buildings and 326 residential units.
(2)	Remaining entitlements at Pike & Rose after Phase IV include approximately 530,000 square feet of commercial-use buildings, and 741 residential units.
(3)	Remaining entitlements at Santana Row include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 604,000 square feet of commercial space across from Santana Row.
(4)	Property expansion/conversion includes opportunities at successful retail properties to convert previously underutilized land into new GLA, to convert other existing uses into more productive uses for the property, and/or to add both single tenant and muti-tenant stand alone pad buildings.
(5)	Residential includes opportunities to add residential units to existing retail and mixed-use properties.

Federal Realty Investment Trust
Property Acquisitions, Significant Dispositions, & Other Transactions
December 31, 2022

Property Acquisitions

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
April 20, 2022 & July 27, 2022	Kingstowne Towne Center	Kingstowne, Virginia	410,000	$200.0	Safeway / Giant / TJ Maxx / Ross Dress for Less / Homegoods / Five Below
July 18, 2022	Hilton Village (office building) (1)	Scottsdale, Arizona	212,000	$53.6
July 27, 2022	The Shops at Pembroke Gardens	Pembroke Pines, Florida	391,000	$180.5	Nike / DSW / Old Navy / Barnes & Noble
November 18, 2022	Hoboken (301 Washington St.) (2)	Hoboken, New Jersey	N/A	$9.0
January 31, 2023	Huntington Square (3)	East Northport, New York	180,000	$35.5	At Home / AMC
(1)The land is controlled under a long-term ground lease that expires on September 30, 2075.
(2)This property, that we own a 90% ownership interest in, was acquired through our Hoboken joint venture, and is in the beginning stages of redevelopment.
(3)The purchase price includes the acquisition of the portions of the property not previously owned, as well as the acquisition of the fee interest in the land underneath the portion of Huntington Square shopping center which we control under a long-term ground lease.

On October 6, 2022, we acquired a 47.5% net interest in an unconsolidated joint venture that owns two shopping centers for a combined price of $58.9 million. The properties have combined mortgage debt of $76.1 million, of which, our share is approximately $36.2 million, a blended interest rate of 3.9%, and mature in October 2025. Additional information on the properties is listed below:

Property	City/State	GLA	Purchase Price (our share)	Principal Tenants
		(in square feet)	(in millions)
Chandler Festival	Chandler, Arizona	355,000	$40.8	Ross Dress for Less / Nordstrom Rack / TJ Maxx / ULTA / Petsmart
Chandler Gateway	Chandler, Arizona	262,000	$18.1	Walmart / Hobby Lobby / Petco
Significant Property Dispositions

Date	Property	City/State	Sales Price
			(in millions)
September 20, 2022	Towson Residential (including retail pad)	Towson, Maryland	$33.8
September 26, 2022	Rockville Town Square	Rockville, Maryland	$33.0
December 20, 2022	Rollingwood Apartments	Silver Spring, Maryland	$67.5
Other Transactions
On July 13, 2022, we acquired the 21.8% redeemable noncontrolling interest in the partnership that owns our Plaza El Segundo Shopping Center for $23.6 million, bringing our ownership interest to 100%.
On August 25, 2022, we entered into a tenancy in common ("TIC") agreement with our partner in the partnership that owned Escondido Promenade. As a result, the Company owns a 77.7% TIC interest, and our former partner owns the remaining 22.3% interest. While the Company controlled and consolidated Escondido Promenade under the previous partnership arrangement, control is shared under the TIC agreement. Accordingly, we deconsolidated the entity and recorded our TIC interest at fair value as an equity method investment resulting in a $70.4 million "gain on deconsolidation of VIE" on our consolidated statement of operations. In addition, we entered into a purchase option agreement to acquire the TIC interest from our co-owner, which was secured through an option payment of $1.5 million, and allows us to exercise our option at any time between February 1, 2023 and March 15, 2023. See Note 3 of our December 31, 2022 Form 10-K for additional information.

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2022
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied(3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
California
Azalea	(5)	Los Angeles-Long Beach-Anaheim, CA	109,254	$40,000	22	223,000	100%	99%	$28.48				Marshalls / Ross Dress for Less / Ulta / Michaels
Bell Gardens	(5)	Los Angeles-Long Beach-Anaheim, CA	118,443	11,835	32	330,000	98%	98%	$23.58		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	13,914		1	42,000	100%	87%	$60.04				Banana Republic / True Food Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	91,083		22	243,000	100%	99%	$29.55		32,000	Sprouts	Total Wine & More / Rite Aid / Alamo Ace Hardware
East Bay Bridge		San Francisco-Oakland-Hayward, CA	179,638		32	440,000	100%	99%	$19.71		59,000	Pak-N-Save	Home Depot / Target / Nordstrom Rack
Escondido Promenade	(9)	San Diego-Carlsbad, CA	134,417		18	298,000	99%	95%	$29.37				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Bob's Discount Furniture
Fourth Street	(5)	San Francisco-Oakland-Hayward, CA	27,819		3	71,000	81%	81%	$32.59				CB2
Freedom Plaza	(5)	Los Angeles-Long Beach-Anaheim, CA	44,096		9	114,000	97%	94%	$30.71		31,000	Smart & Final	Nike / Blink Fitness / Ross Dress For Less
Grossmont Center	(5)	San Diego-Carlsbad, CA	176,436		64	932,000	98%	98%	$14.17				Target / Walmart / Macy's / CVS
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	25,717		15	273,000	100%	100%	$8.59				Marshalls / HomeGoods / CVS / Sears
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	61,890		3	181,000	86%	86%	$36.55				Target / Marshalls / L.A. Fitness
Kings Court	(6)	San Jose-Sunnyvale-Santa Clara, CA	11,631		8	81,000	100%	100%	$42.31		31,000	Lunardi's	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	41,220		8	98,000	95%	92%	$42.99				Anthropologie / Sephora / Teleferic Barcelona
Olivo at Mission Hills	(5)	Los Angeles-Long Beach-Anaheim, CA	82,683		12	155,000	100%	100%	$33.26				Target / 24 Hour Fitness / Ross Dress For Less
Plaza Del Sol	(5)	Los Angeles-Long Beach-Anaheim, CA	17,955		4	48,000	96%	96%	$24.22				Marshalls
Plaza El Segundo / The Point		Los Angeles-Long Beach-Anaheim, CA	304,431	125,000	50	501,000	85%	82%	$48.03		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(6)	San Jose-Sunnyvale-Santa Clara, CA	50,749		22	213,000	99%	97%	$16.70		14,000	Trader Joe's	Walmart / 24 Hour Fitness
Santana Row		San Jose-Sunnyvale-Santa Clara, CA	1,280,100		45	1,206,000	99%	95%	$56.56	662			Crate & Barrel / Container Store / H&M / Best Buy / Multiple Restaurants
Sylmar Towne Center	(5)	Los Angeles-Long Beach-Anaheim, CA	46,319		12	148,000	93%	93%	$17.57		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	89,079		2	207,000	74%	74%	$72.02				adidas / Madewell / Patagonia / Multiple Restaurants
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	157,244		44	648,000	91%	89%	$19.68				Target / Nordstrom Rack / Nike Factory / TJ Maxx
		Total California	3,064,118		428	6,452,000	95%	94%	$31.84

Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	50,558		10	113,000	98%	95%	$28.80		46,000	Harris Teeter
Bethesda Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	256,808		17	529,000	95%	94%	$56.39	180	40,000	Giant Food	Apple / Equinox / Anthropologie / Multiple Restaurants
Birch & Broad		Washington-Arlington-Alexandria, DC-VA-MD-WV	25,742		10	144,000	99%	95%	$37.94		51,000	Giant Food	CVS / Staples

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2022
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied(3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Chesterbrook	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	40,939		9	90,000	76%	75%	$26.67		35,000	Safeway	Starbucks
Congressional Plaza	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	109,888		21	324,000	91%	91%	$41.60	194	25,000	The Fresh Market	Buy Buy Baby / Ulta / Barnes & Noble / Container Store
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,204		2	38,000	69%	69%	$25.61
Fairfax Junction	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	44,140		11	124,000	91%	91%	$24.92		23,000	Aldi	CVS / Planet Fitness
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	73,622		18	249,000	93%	93%	$38.25		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,561		1	78,000	100%	100%	$33.73				Marshalls / DSW / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,060		16	208,000	95%	95%	$31.11				Marshalls / Ross Dress For Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	25,214		10	132,000	90%	84%	$40.71		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	18,126		7	73,000	88%	88%	$48.07		30,000	Whole Foods
Kingstowne Towne Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	209,834		45	410,000	98%	98%	$26.99		66,000	Giant Food / Safeway	TJ Maxx / HomeGoods / Five Below / Ross Dress For Less
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	61,467		26	364,000	99%	96%	$23.71		61,000	Giant Food	Marshalls / L.A. Fitness / HomeGoods
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	172,388		36	368,000	100%	100%	$33.72		73,000	Giant Food	Marshalls / Home Depot Design Center / Old Navy / Burlington
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	94,952		29	565,000	97%	97%	$19.90		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Old Navy / Petsmart
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	13,681		10	91,000	95%	95%	$39.41		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	31,678		25	228,000	95%	95%	$25.71		65,000	Safeway	Micro Center / CVS / Michaels
Pike & Rose	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	803,342		24	667,000	100%	100%	$42.68	765			Porsche / Uniqlo / REI / H&M / L.L Bean / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	52,111		13	172,000	100%	82%	$49.74				TJ Maxx / DSW / Ulta
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,880		10	116,000	96%	96%	$33.15		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington-Arlington-Alexandria, DC-VA-MD-WV	40,582		16	270,000	84%	82%	$26.14		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	23,122		12	111,000	87%	87%	$27.55		26,000	L.A. Mart	Talbots / Total Wine & More
Twinbrooke Shopping Centre		Washington-Arlington-Alexandria, DC-VA-MD-WV	35,716		10	101,000	92%	92%	$26.40		35,000	Safeway	Walgreens
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	6,456		5	48,000	91%	87%	$49.47		15,000	Trader Joe's
Village at Shirlington	(8)	Washington-Arlington-Alexandria, DC-VA-MD-WV	75,504	6,980	16	266,000	85%	85%	$40.07		28,000	Harris Teeter	CVS / AMC / Carlyle Grand Café
Westpost (formerly Pentagon Row)		Washington-Arlington-Alexandria, DC-VA-MD-WV	114,055		14	297,000	99%	99%	$33.49		45,000	Harris Teeter	Target / TJ Maxx / DSW / Ulta
Wildwood Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	27,946		12	88,000	100%	97%	$103.94		20,000	Balducci's	CVS / Multiple Restaurants
Total Washington Metropolitan Area			2,538,576		435	6,264,000	95%	94%	$35.83

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2022
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied(3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)

NY Metro/New Jersey
Brick Plaza		New York-Newark-Jersey City, NY-NJ-PA	106,884		46	407,000	95%	93%	$21.85		14,000	Trader Joe's	AMC / HomeGoods / Ulta / Burlington
Brook 35	(5) (6)	New York-Newark-Jersey City, NY-NJ-PA	51,097	11,500	11	98,000	92%	92%	$41.89				Banana Republic / Gap / Williams-Sonoma
Darien Commons		Bridgeport-Stamford-Norwalk, CT	140,192		9	59,000	89%	89%	$42.94	59			Equinox / Walgreens
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	94,587		17	408,000	96%	91%	$39.23		15,000	Island of Gold	AMC / Kohl's / Michaels
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	85,518		9	147,000	87%	87%	$41.49		43,000	Foodway	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	33,669		13	103,000	92%	92%	$19.80		46,000	Greenlawn Farms	Tuesday Morning / Planet Fitness
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748		1	35,000	100%	100%	$96.19				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	35,664		15	134,000	86%	69%	$33.63		61,000	Shop Rite
Hoboken	(5) (10)	New York-Newark-Jersey City, NY-NJ-PA	227,506	85,936	4	171,000	98%	98%	$57.04	129			CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	79,809		21	116,000	90%	72%	$26.85				Petsmart / Michaels / Ulta
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	13,926		18	75,000	91%	91%	$30.76				Barnes & Noble
Melville Mall		New York-Newark-Jersey City, NY-NJ-PA	104,935		21	253,000	100%	100%	$29.75		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Macy's Backstage / Public Lands
Mercer Mall	(8)	Trenton, NJ	132,403	55,096	50	551,000	89%	88%	$26.68		75,000	Shop Rite	Nike / Ross Dress for Less / Nordstrom Rack / REI / Tesla
The Grove at Shrewsbury	(5) (6)	New York-Newark-Jersey City, NY-NJ-PA	130,331	43,600	21	193,000	100%	100%	$49.05				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy		New York-Newark-Jersey City, NY-NJ-PA	41,510		19	211,000	99%	98%	$23.02				Target / L.A. Fitness / Michaels
		Total NY Metro/New Jersey	1,301,779		275	2,961,000	94%	91%	$33.76

New England
Assembly Row / Assembly Square Marketplace	(7)	Boston-Cambridge-Newton, MA-NH	1,118,816		65	1,178,000	99%	99%	$35.30	947	18,000	Trader Joe's	TJ Maxx / AMC / Nike / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	30,859		15	114,000	85%	85%	$16.83		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	31,280	4,446	36	222,000	100%	93%	$12.94				Home Depot / Planet Fitness / CVS
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	49,376		20	249,000	92%	92%	$18.14		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	157,732		19	224,000	97%	93%	$50.56	7	50,000	Roche Bros.	CVS
North Dartmouth		Providence-Warwick, RI-MA	9,369		28	48,000	100%	100%	$17.22		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	19,318		17	149,000	99%	99%	$20.42		50,000	Big Y Foods	TJ Maxx / HomeGoods
		Total New England	1,416,750		200	2,184,000	98%	96%	$30.44

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2022
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied(3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	33,406		22	270,000	88%	86%	$14.82		24,000	Acme Markets	TJ Maxx / Kohl's / L.A. Fitness / Five Below
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	72,789		23	174,000	94%	94%	$37.51	87	45,000	Acme Markets	Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	37,359		28	260,000	99%	97%	$18.20		47,000	Whole Foods	Buy Buy Baby / RH Outlet
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	18,306		24	156,000	96%	91%	$22.58		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	24,738		21	223,000	100%	99%	$18.68		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	61,769		29	356,000	97%	93%	$23.57		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	35,259		15	214,000	80%	80%	$21.57				Marshalls / Ulta / Skechers / Crunch Fitness
Town Center of New Britain		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	17,786		17	124,000	93%	92%	$10.08		36,000	Giant Food	Rite Aid / Dollar Tree
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	37,181		13	105,000	98%	98%	$22.37				Marshalls / Five Below
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	43,817		14	248,000	97%	96%	$29.27	9	98,000	Giant Food	Old Navy / DSW
Total Philadelphia Metropolitan Area			382,410		206	2,130,000	94%	92%	$22.06

South Florida
CocoWalk	(5) (11)	Miami-Fort Lauderdale-West Palm Beach, FL	200,886		3	273,000	100%	97%	$45.17				Cinepolis Theaters / Youfit Health Club / Multiple Restaurants
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	75,197		17	187,000	97%	97%	$23.44		44,000	Winn Dixie	CVS / L.A. Fitness
The Shops at Pembroke Gardens		Miami-Fort Lauderdale-West Palm Beach, FL	180,958		41	391,000	92%	90%	$30.66				DSW / Old Navy / Nike Factory / Barnes & Noble
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	102,425		67	430,000	100%	97%	$27.06		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	559,466		128	1,281,000	97%	95%	$31.51

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	33,644		24	243,000	99%	88%	$20.44		16,500	Aldi	Dick's Sporting Goods / Ross Dress for Less / Petco
Perring Plaza		Baltimore-Columbia-Towson, MD	35,444		29	398,000	71%	71%	$19.04		58,000	Shoppers Food Warehouse	Home Depot / Micro Center
THE AVENUE at White Marsh	(6)	Baltimore-Columbia-Towson, MD	127,186		35	315,000	88%	80%	$27.59				AMC / Ulta / Old Navy / Nike
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	19,498		4	33,000	100%	100%	$51.91
White Marsh Plaza		Baltimore-Columbia-Towson, MD	27,004		7	80,000	100%	100%	$23.62		54,000	Giant Food
White Marsh Other		Baltimore-Columbia-Towson, MD	27,915		16	56,000	87%	82%	$33.44
		Total Baltimore	270,691		115	1,125,000	85%	80%	$24.07
Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	36,203		14	168,000	91%	91%	$23.48				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2022
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	% Occupied(3)	Average Rent PSF (4)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	42,326		21	281,000	92%	92%	$17.13				Bed, Bath & Beyond / Buy Buy Baby / Michaels / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	15,365		11	139,000	96%	96%	$13.92		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	122,167		17	211,000	93%	93%	$21.21		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	216,061		63	799,000	93%	93%	$18.94

Other
Barracks Road		Charlottesville, VA	73,320		40	497,000	96%	92%	$27.77		99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Old Navy / Ulta
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	36,302		22	264,000	82%	82%	$14.24		74,000	Stop & Shop	TJ Maxx / Burlington
Camelback Colonnade	(5)	Phoenix-Mesa-Chandler, AZ	180,038		41	642,000	89%	89%	$18.14		82,000	Fry's Food & Drug	Floor & Décor / Marshalls / Nordstrom Last Chance / Best Buy
Gratiot Plaza		Detroit-Warren-Dearborn, MI	20,706		20	215,000	100%	100%	$12.82		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Hilton Village	(5)	Phoenix-Mesa-Chandler, AZ	85,649		18	305,000	90%	87%	$33.87				CVS / Houston's
Lancaster	(8)	Lancaster, PA	13,631	5,584	11	126,000	99%	99%	$19.01		75,000	Giant Food	AutoZone
29th Place		Charlottesville, VA	40,701		15	169,000	100%	100%	$20.35		32,000	Lidl	HomeGoods / DSW / Staples
Willow Lawn		Richmond, VA	106,021		37	463,000	96%	96%	$21.85		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / Dick's Sporting Goods
		Total Other	556,368		204	2,681,000	93%	92%	$21.67

Grand Total			$10,306,219	$389,977	2,054	25,877,000	94%	93%	$30.36	3,039

Notes:
(1)	Includes "Finance lease right of use assets."
(2)	The mortgage or finance lease liabilities differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.
(3)	Represents the GLA and the percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(4)	Calculated as the aggregate, annualized in-place contractual (defined as cash basis excluding rent abatements) minimum rents for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(5)	The Trust has a controlling financial interest in this property.
(6)	All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(7)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules.
(8)	All or a portion of the property is subject to finance lease liabilities.
(9)	Amounts represent 100% of the property - we own a 77.7% TIC interest. Real estate at cost represents the fair value of the property at the time of the TIC arrangement, plus subsequent real estate related additions. See page 20 for additional information.
(10)	This property includes 40 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.
(11)	This property includes interests in four buildings in addition to our initial acquisition.

Federal Realty Investment Trust
Retail Leasing Summary (1)
December 31, 2022

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft. (PSF)	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2022	105	100%	415,519	$43.52	$39.60	$1,624,898	10%	21%	7.0	$12,991,578	$31.27
3rd Quarter 2022	119	100%	562,859	$34.57	$33.61	$540,007	3%	13%	6.4	$14,564,905	$25.88
2nd Quarter 2022	132	100%	562,111	$35.86	$34.29	$885,669	5%	13%	7.0	$20,791,119	$36.99
1st Quarter 2022	119	100%	444,398	$36.77	$34.31	$1,092,294	7%	17%	6.8	$14,464,187	$32.55
Total - 12 months	475	100%	1,984,887	$37.30	$35.21	$4,142,868	6%	15%	6.8	$62,811,789	$31.65

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2022	35	33%	146,428	$43.39	$37.01	$934,794	17%	32%	10.1	$10,896,153	$74.41
3rd Quarter 2022	45	38%	215,351	$35.81	$35.71	$21,602	—%	10%	8.6	$13,415,915	$62.30
2nd Quarter 2022	61	46%	218,493	$44.90	$42.52	$518,577	6%	14%	8.7	$18,658,319	$85.40
1st Quarter 2022	60	50%	176,322	$44.90	$39.53	$946,526	14%	25%	8.3	$13,866,932	$78.65
Total - 12 months	201	42%	756,594	$42.02	$38.82	$2,421,499	8%	19%	8.9	$56,837,319	$75.12

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) PSF	Prior Rent (4) PSF	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2022	70	67%	269,091	$43.58	$41.02	$690,104	6%	15%	5.4	$2,095,425	$7.79
3rd Quarter 2022	74	62%	347,508	$33.80	$32.31	$518,405	5%	14%	5.0	$1,148,990	$3.31
2nd Quarter 2022	71	54%	343,618	$30.12	$29.05	$367,092	4%	11%	5.4	$2,132,800	$6.21
1st Quarter 2022	59	50%	268,076	$31.42	$30.88	$145,768	2%	10%	5.4	$597,255	$2.23
Total - 12 months	274	58%	1,228,293	$34.39	$32.99	$1,721,369	4%	13%	5.3	$5,974,470	$4.86

Total Lease Summary - Comparable and Non-comparable (2) (8)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) PSF	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives PSF
4th Quarter 2022					110	425,159		$43.76	7.1	$13,601,431	$31.99
3rd Quarter 2022					126	584,949		$35.28	6.6	$16,825,343	$28.76
2nd Quarter 2022					137	577,338		$35.97	7.1	$20,922,719	$36.24
1st Quarter 2022					124	460,062		$37.05	6.9	$18,669,766	$40.58
Total - 12 months					497	2,047,508		$37.64	6.9	$70,019,259	$34.20

Notes:
(1)	Information reflects activity in retail spaces only for consolidated properties and Escondido Promenade; office and residential spaces are not included. Contractual option exercises are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents annual rent under the new lease.
(4)	Prior rent represents contractual rent, including percentage rent, from the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the lease.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8)	The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase 3 of both of our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Phase 3 of Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

Federal Realty Investment Trust
Lease Expirations
December 31, 2022

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2023	807,000	5%	$23.99	794,000	10%	$38.71	1,600,000	7%	$31.29
2024	2,178,000	14%	$19.23	1,109,000	14%	$46.98	3,288,000	14%	$28.59
2025	2,248,000	14%	$18.79	1,144,000	15%	$41.85	3,392,000	14%	$26.57
2026	1,338,000	8%	$20.92	882,000	11%	$48.81	2,221,000	9%	$32.00
2027	1,997,000	12%	$25.08	990,000	13%	$50.48	2,987,000	12%	$33.50
2028	1,712,000	11%	$19.49	836,000	11%	$49.16	2,549,000	11%	$29.22
2029	1,220,000	8%	$28.56	487,000	6%	$46.41	1,707,000	7%	$33.65
2030	677,000	4%	$19.99	308,000	4%	$50.36	985,000	4%	$29.50
2031	614,000	4%	$25.86	429,000	5%	$44.74	1,042,000	4%	$33.62
2032	1,501,000	9%	$28.19	580,000	7%	$44.39	2,081,000	9%	$32.71
Thereafter	1,803,000	11%	$24.44	288,000	4%	$46.61	2,090,000	9%	$27.49
Total (3)	16,095,000	100%	$22.71	7,847,000	100%	$46.05	23,942,000	100%	$30.36

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2023	519,000	3%	$24.20	732,000	9%	$38.59	1,251,000	5%	$32.62
2024	604,000	4%	$21.56	624,000	8%	$46.34	1,228,000	5%	$34.15
2025	788,000	5%	$15.72	749,000	9%	$39.35	1,538,000	6%	$27.23
2026	394,000	3%	$21.01	493,000	6%	$48.74	887,000	4%	$36.44
2027	464,000	3%	$21.14	520,000	7%	$50.59	984,000	4%	$36.70
2028	656,000	4%	$17.60	469,000	6%	$45.64	1,125,000	5%	$29.29
2029	816,000	5%	$24.12	449,000	6%	$44.20	1,264,000	5%	$31.24
2030	450,000	3%	$23.29	388,000	5%	$46.18	838,000	4%	$33.87
2031	374,000	2%	$20.44	362,000	5%	$48.64	735,000	3%	$34.30
2032	366,000	2%	$27.71	459,000	6%	$50.56	825,000	4%	$40.43
Thereafter	10,664,000	66%	$23.44	2,602,000	33%	$47.80	13,267,000	55%	$28.22
Total (3)	16,095,000	100%	$22.71	7,847,000	100%	$46.05	23,942,000	100%	$30.36

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents on a cash-basis without taking the impacts of rent abatements into account) rent as of December 31, 2022.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of December 31, 2022 and includes our 77.7% pro-rata share of Escondido Promenade.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
December 31, 2022

Overall Portfolio Statistics (1)	At December 31, 2022			At December 31, 2021

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (3) (4) (5) (SF)	25,810,000	24,390,000	94.5%	25,102,000	23,494,000	93.6%

Residential Properties (units) (6)	2,982	2,865	96.1%	3,369	3,068	91.1%

Comparable Property Statistics (1)	At December 31, 2022			At December 31, 2021

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (3) (4) (SF)	23,727,000	22,368,000	94.3%	23,571,000	22,135,000	93.9%

Residential Properties (units)	2,480	2,389	96.3%	2,480	2,402	96.9%

Notes

(1)	See Glossary of Terms.
(2)	Overall commercial properties at December 31, 2022 includes our 77.7% pro-rata share of Escondido Promenade.
(3)	Occupied percentage was 92.8% and 91.1% at December 31, 2022 and 2021, respectively, and comparable property occupied percentage was 92.5% and 91.4% at December 31, 2022 and 2021, respectively.
(4)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(5)	At December 31, 2022, leased percentage was 96.9% for anchor tenants and 90.0% for small shop tenants.
(6)	Our residential metrics exclude our new residential building at Darien Commons that opened in 4Q22, and is currently in the process of being leased-up for the first time. If these units were included, our total residential units would be 3,039 and our percentage leased would be 95.7%. At December 31, 2022, this building was 73.7% leased.

Federal Realty Investment Trust
Summary of Top 25 Tenants (1)
December 31, 2022

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (2)	Annualized Base Rent	Percentage of Total Annualized Base Rent (4)	Tenant GLA	Percentage of Total GLA (4)	Number of Locations Leased

1	TJX Companies, The	A / A2 / NR	$22,705,000	2.75%	1,125,000	3.93%	36
2	Ahold Delhaize	BBB / Baa1 / NR	$15,016,000	1.82%	816,000	2.85%	13
3	NetApp, Inc.	BBB+ / Baa2 / NR	$14,339,000	1.74%	304,000	1.06%	1
4	Splunk, Inc.	NR / NR / NR	$12,271,000	1.49%	235,000	0.82%	1
5	Gap, Inc., The	BB / Ba2 / NR	$11,736,000	1.42%	336,000	1.17%	31
6	CVS Corporation	BBB / Baa2 / NR	$10,942,000	1.32%	288,000	1.01%	21
7	L.A. Fitness International LLC	B- / B3 / NR	$10,807,000	1.31%	415,000	1.45%	10
8	Albertsons Companies Inc. (Acme, Balducci's Safeway)	BB / Ba2 / NR	$7,716,000	0.93%	568,000	1.98%	11
9	Ross Stores, Inc.	BBB+ / A2 / NR	$7,453,000	0.90%	359,000	1.25%	13
10	Home Depot, Inc.	A / A2 / A	$7,380,000	0.89%	478,000	1.67%	6
11	Kroger Co., The	BBB / Baa1 / NR	$7,166,000	0.87%	611,000	2.13%	12
12	Michaels Stores, Inc.	B- / B2 / NR	$6,949,000	0.84%	344,000	1.20%	15
13	Bank of America, N.A.	A- / A2 / AA-	$6,881,000	0.83%	118,000	0.41%	25
14	Bed, Bath & Beyond, Inc.	SD / Ca / NR	$6,833,000	0.83%	417,000	1.46%	11
15	PUMA North America, Inc.	NR / NR / NR	$6,807,000	0.82%	155,000	0.54%	2
16	Target Corporation	A / A2 / A	$6,310,000	0.76%	627,000	2.19%	7
17	Dick's Sporting Goods, Inc.	BBB / Baa3 / NR	$6,190,000	0.75%	279,000	0.97%	6
18	Ulta Beauty, Inc.	NR / NR / NR	$5,821,000	0.70%	169,000	0.59%	16
19	DSW, Inc	NR / NR / NR	$5,717,000	0.69%	239,000	0.83%	12
20	AMC Entertainment Inc.	CC / Caa2 / NR	$5,424,000	0.66%	233,000	0.81%	5
21	Hudson's Bay Company (Saks)	NR / NR / NR	$5,155,000	0.62%	100,000	0.35%	3
22	Wells Fargo Bank, N.A.	BBB+ / A1 / A+	$5,150,000	0.62%	66,000	0.23%	16
23	Whole Foods Market, Inc.	AA- / A1 / NR	$5,011,000	0.61%	167,000	0.58%	4
24	Starbucks Corporation	BBB+ / Baa1 / NR	$4,897,000	0.59%	75,000	0.26%	42
25	Best Buy Co., Inc.	BBB+ / A3 / NR	$4,837,000	0.59%	188,000	0.66%	4
	Totals - Top 25 Tenants		$209,513,000	25.37%	8,712,000	30.42%	323

	Total (6):		$825,906,000	(3)	28,639,000	(5)

Notes:
(1)	Number of leased locations is based on the gross number of locations. All other top tenant data is reported including our 77.7% share of Escondido Promenade.
(2)	Credit Ratings are as of December 31, 2022. Subsequent rating changes have not been reflected.
(3)	See Glossary of Terms.
(4)	Individual items may not add up to total due to rounding.
(5)	Excludes redevelopment square footage not yet placed in service.
(6)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
December 31, 2022

The following tables provide a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2023. Estimates do not include the impact from potential acquisitions or dispositions which have not closed as of January 31, 2023.

	Full Year 2023 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$2.59	$2.79
Adjustments:
Estimated gain on sale of real estate, net	—	—
Estimated depreciation and amortization	3.79	3.79
Estimated FFO per diluted share	$6.38	$6.58
Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Guidance Assumptions (1):

Comparable properties growth	2% - 4%
Comparable properties growth excluding prior period rents and term fees	3% - 5%
Incremental redevelopment/expansion POI (2)	$15 - $18 million
General and administrative expenses	$52 - $56 million (annual)
2022 Dispositions POI	$5 million
Development/redevelopment capital	$175 - $200 million (annual)
Equity to be issued	$175 - $225 million (annual)
Capitalized interest	$20 - $22 million (annual)
Notes:
(1)Does not assume any material changes of tenants moving to or from a cash basis of accounting.
(2)Includes the expected additional POI to be recognized in 2023 compared to the amount recognized in 2022 from all of the redevelopments listed on pages 16 and 17. Does not include any additional POI from "Active Property Improvement Projects."

Glossary of Terms
EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate and change in control of interest, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months and year ended December 31, 2022 and 2021 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(in thousands)
Net income	$117,692	$116,742	$395,661	$269,081
Interest expense	38,282	32,187	136,989	127,698
Other interest income	(585)	(108)	(1,072)	(809)
Income tax provision	21	121	656	118
Depreciation and amortization	79,165	77,816	302,409	279,976
Gain on deconsolidation of VIE	—	—	(70,374)	—
Gain on sale of real estate and change in control of interest	(63,760)	(72,522)	(93,483)	(89,950)
Adjustments of EBITDAre of unconsolidated affiliates	3,436	899	6,534	3,678
EBITDAre	$174,251	$155,135	$677,320	$589,792

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
Property Operating Income: Rental income and mortgage interest income, less rental expenses and real estate taxes.
Overall Portfolio: Includes all operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Annualized Base Rent (ABR): Represents aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of the reporting period.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period. The comparison between the rent for expiring leases and new leases is determined by including contractual rent on the expiring lease, including percentage rent, and the comparable annual rent and in some instances, projections of percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgement as to how to most effectively reflect the comparability of rents reported in the calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure. Rent abatement and short term rent restructuring agreements that are a result of COVID-19 impacts are not included in this calculation.
Tenant Improvements and Incentives: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.
General: Property related statistics are the for the consolidated property portfolio except where noted.